UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 18, 2012

XCELMOBILITY INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-54333	98-0561888
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

303 Twin Dolphins Drive, Suite 600
Redwood City, CA	94065
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 632-4210

Former Name or Former Address, if Changed Since Last Report:

______________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

Item 1.01         Entry into a Material Definitive Agreement.

Board Advisory Agreement

On April 18, 2012, XcelMobility, Inc., a Nevada corporation (the “Company”), entered into a Board Advisory Agreement (the “Agreement”) with Mr. Jack Zwick, whereby Mr. Zwick consented to serve as a director of the Company. Pursuant to the Agreement, Mr. Zwick will receive: (a) three hundred sixty thousand (360,000) shares of Company common stock, vesting as to 1/8th of the total shares per quarter, beginning April 1, 2012, and being fully vested on January 1, 2013, in connection with his service as a director and (b) a consulting fee of $2,500 per month. The payment to Mr. Zwick of his monthly fee is contingent upon the Company closing an equity or debt financing of at least $2,000,000. The material terms and conditions of Mr. Zwick’s appointment as a director are more fully reported and detailed under Item 5.02 and incorporated herein by reference.

The foregoing description is qualified in its entirety by reference to the Agreement filed as Exhibit 10.1 attached hereto and incorporated herein by reference.

SECTION 5 – CORPORATE GOVERNANCE AND MANAGEMENT

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Director

On April 18, 2012, the Company’s Board of Directors (“Board”) appointed Jack Zwick as a member of the Company’s Board effective immediately. It is contemplated that Mr. Zwick may serve on certain committees of the Company’s Board, but no such committee appointments have been made at this time. Other than as noted in Item 1.01 above, there is no arrangement or understanding pursuant to which Mr. Zwick was appointed a director of the Company. Mr. Zwick has no family relationships with any other executive officers or directors of the Company, or persons nominated or chosen by the Company to become directors or executive officers. Furthermore, the Company is not aware of any transaction requiring disclosure under Item 404(a) of Regulation S-K.

The Company’s Board is now comprised of Messrs. Jack Zwick, Gregory D. Tse, Ronald Edward Strauss and Renyan Ge.

Mr. Zwick’s Professional History

Mr. Zwick is a certified public accountant and a founding and current member of Zwick Maddox & Banyai PLLC, certified public accountants, in Michigan, since 1994. Mr. Zwick is also currently the Senior Vice President of Finance of Sunrise Sports & Entertainment, LLC and the Chief Financial Officer of American BioCare, Inc., a public company, positions he has held since 2008 and September 2010, respectively. Since May 2011, Mr. Zwick has been a member of the board of directors of First China Pharmaceutical Group, Inc. (OTCBB: FCPG), where he also serves as chairman of the audit committee of First China Pharmaceutical Group, Inc.

Mr. Zwick has extensive experience as an audit partner for both public and private companies in several industries, including real estate, manufacturing, pharmaceutical, theatre, concert, recreation, sports franchises, depleting assets, hospitality and service organizations. He has worked with clients in a wide variety of areas, ranging from accounting and auditing services, and securities work which included initial public offerings of corporations and public limited partnerships, to tax consulting and litigation support. Mr. Zwick is currently the audit partner for all Nederlander operations, an international company involved in theatre and concert facilities throughout the United States and in the United Kingdom. He was previously the audit partner for the Detroit Red Wings, a National Hockey League team, a previous member of the audit committee of Health Chem Corporation, and a member of the board and chairman of the audit committee of Solar Energy Initiatives Corporation, a public company (OTCBB: SNRY). Further, Mr. Zwick is a former managing partner of the Detroit, Michigan office of Laventhol & Horwath, an international CPA firm, and a former executive director with Grant Thornton, an international CPA firm.

Mr. Zwick holds a Bachelor of Arts degree in Accountancy and a Masters of Science in Taxation from Wayne State University. He is a member of the American Institute of Certified Public Accountants and the Michigan Association of Certified Public Accountants, and previously taught accounting and audit related classes for the Michigan Association of CPAs and Ohio Society of CPAs. The Company believes that Mr. Zwick’s extensive financial and accounting acumen provides considerable practical value to the Company’s goals and to the Board.

SECTION 7 – REGULATION FD

Item 7.01         Regulation FD Disclosure.

On April 18, 2012, the Company issued a press release announcing the appointment of Mr. Zwick to the Company’s Board. A copy of the press release is attached hereto as Exhibit 99.1.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Exhibit Description

10.1	Board Advisory Agreement dated April 18, 2012

99.1	Press Release dated April 18, 2012

The information contained in Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference in any filing with the Securities and Exchange Commission under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation by reference language in any filing.

Portions of this report may constitute “forward-looking statements” defined by federal law. Although the Company believes any such statements are based on reasonable assumptions, there is no assurance that the actual outcomes will not be materially different. Any such statements are made in reliance on the “safe harbor” protections provided under the Private Securities Litigation Reform Act of 1995. Additional information about issues that could lead to material changes in the Company’s performance is contained in the Company’s filings with the Securities and Exchange Commission and may be accessed at www.sec.gov.

SIGNATURE

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XcelMobility Inc.,
a Nevada Corporation

Dated: April 23, 2012	/s/ Ronald Edward Strauss
Ronald Edward Strauss
Executive Chairman of the Board of Directors